EXHIBIT 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Delivers Another Strong Asset Gathering Quarter

Net Revenues of $763M, up 5% Year-Over-Year
Diluted Earnings per Share of $0.34, up 3% Year-Over-Year
Net New Client Assets of $13.4B, 9% Annualized Growth Rate
Average Client Trades per Day of 401,000

OMAHA, Neb., July 22, 2014 – TD Ameritrade Holding Corporation (NYSE: AMTD) has released operating results for the third quarter of fiscal 2014.

The Company’s results for the quarter ended Jun. 30, 2014 include the following:(1)

•	Net income of $190 million, or $0.34 per diluted share

•	Net new client assets of approximately $13.4 billion, an annualized growth rate of 9 percent

•	Average client trades per day of approximately 401,000, an activity rate of 6.5 percent

•	Net revenues of $763 million, up 5 percent year-over-year, 56 percent of which were asset-based

•	Investment product fee revenues of $79 million, up 22 percent year-over-year

•	Pre-tax income of $310 million, or 41 percent of net revenues

•	EBITDA(2) of $362 million, or 47 percent of net revenues

•	Interest rate sensitive assets(3) of $97 billion, up 3 percent year-over-year

•	Record client assets of approximately $650 billion, up 24 percent year-over-year

“TD Ameritrade’s earnings per share is up 21 percent year-to-date, driven primarily by strong revenue growth. We’re seeing strong demand for guidance-based solutions, increased adoption of mobile platforms and our distribution channels continue to perform well resulting in more than $40 billion in net new client assets, a 10 percent annualized growth rate,” said Fred Tomczyk, president and chief executive officer. “While the markets are experiencing low volatility and summer seasonality, retail investors have remained bullish. We have good momentum to finish out the year and we’re well positioned going forward.”

“TD Ameritrade delivered strong results in the third quarter and we are on pace for another solid year of asset growth. Year-to-date, revenue is $2.3 billion, up 13 percent year-over-year. Net new assets for the third quarter were up 24 percent year-over-year, and interest rate-sensitive assets were up 3 percent. Investment product fees now account for 10 percent of revenues and fee-based investment balances were once again at a record high for the quarter,” said Bill Gerber, executive vice president and chief financial officer.  “We also continue to deliver value to our shareholders through a robust return of capital strategy. We returned $155 million to shareholders this quarter through a mix of dividends and stock repurchases.”

Capital Deployment
During the third quarter of fiscal 2014, TD Ameritrade repurchased 2.9 million shares of its common stock at an average price of $30.48 per share for approximately $89 million.

The Company has also declared a $0.12 per share quarterly cash dividend, payable on Aug. 15, 2014 to all holders of record of common stock as of Aug. 1, 2014.

Company Hosts Conference Call
TD Ameritrade will host its June Quarter conference call this morning, July 22, 2014, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 888-317-6003. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 877-344-7529 and entering the Conference ID 10048473 beginning at 10:30 a.m. EDT (9:30 a.m. CDT) on July 22, 2014. The replay will be available until 9:00 a.m. EDT (8:00 a.m. CDT) on July 30, 2014. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Wednesday, July 23, 2014.

Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NYSE: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how – bringing Wall Street to Main Street for more than 39 years. An official sponsor of the 2014 and 2016 U.S. Olympic and Paralympic Teams, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade’s newsroom or www.amtd.com, or follow @TDAmeritradePR for more information.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 22, 2013 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2See attached reconciliation of non-GAAP financial measures.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of June 30, 2014.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org) /NFA (www.nfa.futures.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$317	$374	$321	$1,019	$865
Asset-based revenues:
Interest revenue	150	148	122	426	356
Brokerage interest expense	(1)	(2)	(2)	(5)	(5)
Net interest revenue	149	146	120	421	351
Insured deposit account fees	202	202	199	612	604
Investment product fees	79	75	65	226	182
Total asset-based revenues	430	423	384	1,259	1,137
Other revenues	16	15	20	49	53
Net revenues	763	812	725	2,327	2,055
Operating expenses:
Employee compensation and benefits	189	193	176	565	522
Clearing and execution costs	35	34	30	98	81
Communications	29	28	28	84	85
Occupancy and equipment costs	39	40	42	116	121
Depreciation and amortization	24	24	22	71	63
Amortization of acquired intangible assets	22	22	23	68	68
Professional services	42	37	36	117	103
Advertising	48	94	56	205	184
Other	19	17	14	57	52
Total operating expenses	447	489	427	1,381	1,279
Operating income	316	323	298	946	776
Other expense (income):
Interest on borrowings	6	6	6	18	19
Gain on sale of investments	—	—	(6)	—	(8)
Total other expense (income)	6	6	—	18	11
Pre-tax income	310	317	298	928	765
Provision for income taxes	120	123	114	352	291
Net income	$190	$194	$184	$576	$474
Earnings per share - basic	$0.34	$0.35	$0.33	$1.05	$0.86
Earnings per share - diluted	$0.34	$0.35	$0.33	$1.04	$0.86
Weighted average shares outstanding - basic	551	551	550	551	548
Weighted average shares outstanding - diluted	555	556	554	555	553
Dividends declared per share	$0.12	$0.12	$0.09	$0.86	$0.77

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	June 30, 2014	Sept. 30, 2013
Assets:
Cash and cash equivalents	$1,260	$1,062
Segregated cash and investments	5,258	5,894
Broker/dealer receivables	1,315	1,348
Client receivables, net	11,231	8,984
Goodwill and intangible assets	3,240	3,308
Other	1,275	1,240
Total assets	$23,579	$21,836
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,537	$1,973
Client payables	14,265	13,183
Notes payable	150	—
Long-term debt	1,041	1,052
Other	888	952
Total liabilities	18,881	17,160
Stockholders' equity	4,698	4,676
Total liabilities and stockholders' equity	$23,579	$21,836

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Nine Months Ended
	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Key Metrics:
Net new assets (in billions)	$13.4	$12.2	$10.8	$40.0	$39.4
Net new asset growth rate (annualized)	9%	8%	8%	10%	11%
Average client trades per day	401,468	491,963	399,216	435,123	370,874
Profitability Metrics:
Operating margin	41.4%	39.8%	41.1%	40.7%	37.8%
Pre-tax margin	40.6%	39.0%	41.1%	39.9%	37.2%
Return on average stockholders' equity (annualized)	16.2%	16.9%	16.4%	16.5%	14.3%
EBITDA(1) as a percentage of net revenues	47.4%	45.4%	48.1%	46.6%	44.5%
Liquidity Metrics:
Interest on borrowings (in millions)	$6	$6	$6	$18	$19
Interest coverage ratio (EBITDA(1)/interest on borrowings)	60.3	61.5	58.2	60.3	48.2
Liquid assets - management target(1) (in billions)	$0.8	$0.7	$0.7	$0.8	$0.7
Cash and cash equivalents (in billions)	$1.3	$0.9	$1.0	$1.3	$1.0
Transaction-Based Revenue Metrics:
Total trades (in millions)	25.3	30.0	25.5	81.4	68.6
Average commissions and transaction fees per trade(2)	$12.52	$12.47	$12.57	$12.51	$12.60
Average client trades per funded account (annualized)	16.2	20.2	16.8	17.9	15.7
Activity rate - funded accounts	6.5%	8.1%	6.7%	7.1%	6.3%
Trading days	63.0	61.0	64.0	187.0	185.0
Order routing revenue (in millions)	$72	$84	$64	$226	$174
Spread-Based Asset Metrics:
Average interest-earning assets (in billions)	$18.8	$18.5	$16.1	$18.3	$15.5
Average insured deposit account balances (in billions)	72.4	73.0	68.6	72.7	66.6
Average spread-based balance (in billions)	$91.2	$91.5	$84.7	$91.0	$82.1
Net interest revenue (in millions)	$149	$146	$120	$421	$351
Insured deposit account fee revenue (in millions)	202	202	199	612	604
Spread-based revenue (in millions)	$351	$348	$319	$1,033	$955
Avg. annualized yield - interest-earning assets	3.13%	3.17%	2.95%	3.04%	2.97%
Avg. annualized yield - insured deposit account fees	1.10%	1.10%	1.15%	1.11%	1.19%
Net interest margin (NIM)	1.52%	1.52%	1.49%	1.50%	1.53%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.2	$5.2	$5.1	$5.2	$5.1
Average annualized yield	0.00%	0.00%	0.00%	0.00%	0.02%
Fee revenue (in millions)	$0	$0	$0	$0	$1
Market fee-based investment balances:
Average balance (in billions)	$133.3	$128.4	$113.0	$129.0	$104.5
Average annualized yield	0.24%	0.23%	0.23%	0.23%	0.23%
Fee revenue (in millions)	$79	$75	$65	$226	$181
Average fee-based investment balances (in billions)	$138.5	$133.6	$118.1	$134.2	$109.6
Average annualized yield	0.23%	0.22%	0.22%	0.22%	0.22%
Investment product fee revenue (in millions)	$79	$75	$65	$226	$182
(1) See attached reconciliation of non-GAAP financial measures.
(2) Average commissions and transaction fees per trade excludes TD Waterhouse UK business.
NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Nine Months Ended
	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,146,000	6,048,000	5,880,000	5,993,000	5,764,000
Funded accounts (end of period)	6,237,000	6,146,000	5,943,000	6,237,000	5,943,000
Percentage change during period	1%	2%	1%	4%	3%
Client assets (beginning of period, in billions)	$617.1	$596.5	$516.8	$555.9	$472.3
Client assets (end of period, in billions)	$650.2	$617.1	$523.5	$650.2	$523.5
Percentage change during period	5%	3%	1%	17%	11%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.2	$5.3	$4.7	$5.3	$4.3
Average annualized yield	0.14%	0.14%	0.11%	0.13%	0.13%
Interest revenue (in millions)	$2	$2	$1	$5	$4
Client margin balances:
Average balance (in billions)	$11.0	$10.5	$8.6	$10.3	$8.6
Average annualized yield	3.79%	3.85%	3.91%	3.85%	3.97%
Interest revenue (in millions)	$105	$101	$85	$299	$259
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.0	$1.1	$1.2	$1.1	$1.0
Average securities lending balance (in billions)	$2.6	$2.8	$2.3	$2.5	$2.1
Net interest revenue - securities borrowing/lending (in millions)	$42	$43	$34	$117	$88
Other cash and interest-earning investments:
Average balance (in billions)	$1.6	$1.6	$1.6	$1.6	$1.6
Average annualized yield	0.06%	0.09%	0.11%	0.07%	0.08%
Interest revenue - net (in millions)	$0	$0	$0	$1	$1
Client credit balances:
Average balance (in billions)	$11.5	$11.0	$9.4	$11.1	$9.2
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)	$(1)	$(1)
Average interest-earning assets (in billions)	$18.8	$18.5	$16.1	$18.3	$15.5
Average annualized yield	3.13%	3.17%	2.95%	3.04%	2.97%
Net interest revenue (in millions)	$149	$146	$120	$421	$351

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended						Nine Months Ended
	June 30, 2014		Mar. 31, 2014		June 30, 2013		June 30, 2014		June 30, 2013
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$362	47.4%	$369	45.4%	$349	48.1%	$1,085	46.6%	$915	44.5%
Less:
Depreciation and amortization	(24)	(3.1)%	(24)	(3.0)%	(22)	(3.0)%	(71)	(3.1)%	(63)	(3.1)%
Amortization of acquired intangible assets	(22)	(2.9)%	(22)	(2.7)%	(23)	(3.2)%	(68)	(2.9)%	(68)	(3.3)%
Interest on borrowings	(6)	(0.8)%	(6)	(0.7)%	(6)	(0.8)%	(18)	(0.8)%	(19)	(0.9)%
Provision for income taxes	(120)	(15.7)%	(123)	(15.1)%	(114)	(15.7)%	(352)	(15.1)%	(291)	(14.2)%
Net income	$190	24.9%	$194	23.9%	$184	25.4%	$576	24.8%	$474	23.1%

	As of
	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Liquid Assets - Management Target (2)
Liquid assets - management target	$767	$706	$707	$874	$728
Plus: Broker-dealer cash and cash equivalents	871	508	926	540	555
Trust company cash and cash equivalents	54	64	60	74	39
Investment advisory cash and cash equivalents	9	14	25	19	28
Less: Excess broker-dealer regulatory net capital	(441)	(359)	(409)	(445)	(387)
Cash and cash equivalents	$1,260	$933	$1,309	$1,062	$963

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company's senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets - management target is considered a non-GAAP financial measure as defined by SEC Regulation G. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets - management target, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. We consider liquid assets - management target to be an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets - management target should be considered a supplemental measure of liquidity, rather than a substitute for cash and cash equivalents.

We define liquid assets - management target as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets - management target is based on more conservative measures of broker-dealer net capital than regulatory thresholds require because we prefer to maintain significantly more conservative levels of net capital at the broker-dealer subsidiaries. We consider liquid assets - management target to be a measure that reflects our liquidity that would be readily available for corporate investing and financing activities under normal operating circumstances.